033 American Government Income Attachment
09/30/2003 Annual

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72 DD1
Class A		36,781
Class B		  4,156
Class C	                 242
72 DD2
Class M		    221
Class R		      --
Class Y		    652
73 A1
Class A		0.244
Class B		0.174
Class C		0.174
73 A2
Class M		0.22
Class R		0.095
Class Y		0.268
74 U1
Class A		136,434
Class B		  18,788
Class C		    1,084
74 U2
Class M		    710
Class R		       --
Class Y		 2,076
74 V1
Class A		9.08
Class B		9.03
Class C		9.06
74 V2
Class M		9.11
Class R		9.08
Class Y	            9.07